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                                                                   EXHIBIT 4.203



                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 05:35 PM 12/15/2003
                                                   FILED 05:12 PM 12/15/2003 SRV
                                                     030806686 - 0941815 FILE



                           CERTIFICATE OF CONVERSION
               FROM A CORPORATION TO A LIMITED LIABILITY COMPANY
                PURSUANT TO SECTION 266 OF THE DELAWARE GENERAL
                                CORPORATION LAW



1. The name of the corporation is PEABODY DEVELOPMENT COMPANY. - The name under which the corporation was originally incorporated is PREMIER COAL SALES COMPANY.

2. The date on which the original Certificate of Incorporation was filed with the Secretary of State is July 28, 1982.


3. The name of the limited liability company into which the corporation is herein being converted is PEABODY DEVELOPMENT COMPANY, LLC.


4.       This Certificate of Conversion shall be effective on December 16, 2003.


5.       The conversion has been approved in accordance with the provisions of
         Section 266.

                                                By /s/ JOSEPH W. BEAN
                                                   ---------------------------
                                                      Authorized Officer



                                                NAME: JOSEPH W. BEAN
                                                     ---------------------------
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